Exhibit 99.1

RE:	MHI Hospitality Corporation
814 Capitol Landing Road
Williamsburg, VA 23185
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:
Bill Zaiser	Georganne Palffy
Chief Financial Officer	General Information
(301) 220-5405	(312) 640-6768

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 8, 2006

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER 2006

Williamsburg, VA – August 8, 2006 – MHI Hospitality Corporation (AMEX: MDH), (the “company”) a self-advised lodging real estate investment trust (REIT), today reported its consolidated results for the second quarter ended June 30, 2006.

HIGHLIGHTS:

•	Consolidated total revenue of approximately $18.6 million, a 30 percent increase over the $14.3 million reported in the second quarter of 2005

•	Increase in quarter over quarter RevPAR and ADR for the sixth consecutive quarter

•	Signed agreement to purchase the 186-room Louisville Ramada Riverfront Inn for $7.6 million subsequent to the quarter end

•	Completed successful Crowne Plaza conversion in Jacksonville, Florida

•	Expanded secured revolving line of credit to $60 million

•	Entered into contract to sell Williamsburg Holiday Inn for $4.75 million

•	Instituted a Dividend Reinvestment Plan

Andrew M. Sims, president and CEO of MHI Hospitality Corporation, commented, “During the second quarter, we continued to demonstrate solid execution on several fronts. Our core portfolio maintained its solid performance, with several properties exhibiting double-digit RevPAR growth over the second quarter of 2005. We are also

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pleased to have the Holiday Inn Downtown in Williamsburg, Virginia under contract, as the disposition of non-core assets is in alignment with our stated goals. Finally, we are excited about our recent announcement to acquire the Louisville Riverfront Ramada Hotel and the opportunities this property presents.”

Operating Results

Although top line hotel revenues were strong with increases in both ADR and RevPAR quarter over quarter, these were not translated into strong improvement in FFO and Net Income due to increased expenses some of which are expected to be non-recurring. Higher expenses impacting the quarter included those associated with the extinguishment of the company’s previous line of credit, the booking of tax accounting fees in the first half of the year, Sarbanes-Oxley costs, interest expenses associated with the Jacksonville acquisition, heavier than expected repairs and maintenance expenses at some properties, increased corporate staffing and greater acquisition activities.

For the quarter ended June 30, 2006, the company reported consolidated total revenue of approximately $18.6 million, compared to approximately $14.3 million in the second quarter of 2005, an increase of 30 percent. Consolidated net income was approximately $1.1 million, or $0.16 per share, as compared to approximately $1.4 million or $0.20 per share in the comparable period of 2005. Funds from operations, or FFO, defined as net income excluding extraordinary items, depreciation and minority interest was approximately $3.1 million or $0.29 per share for the second quarter of 2006, as compared to approximately $3.2 million or $0.31 per share for the second quarter of 2005. Net operating income for the quarter was approximately $3.1 million, as compared to approximately $2.6 million for the second quarter of 2005, an increase of 17.8 percent.

For the six month period ended June 30, 2006, the company reported consolidated total revenue of approximately $34.1 million and consolidated net income of approximately $1.3 million, or $0.19 per share. For the comparable period of 2005, total revenues were approximately $25.4 million, and consolidated net income was approximately $1.4 million, or $0.21 per share. FFO for the six-month period was approximately $4.5 million or $0.43 per share, as compared to approximately $4.1 million or $0.39 per share for the comparable period in 2005.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Hotel Operating Performance

Included in the following tables are the key operating statistics for the company’s seven properties for the quarter and sixth month period ended June 30, 2006. The statistics for the quarter and six month period ended June 30, 2005 reflect the operating performance of six properties, as the company did not acquire the Jacksonville Riverfront Crowne Plaza until the third quarter of 2005.

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	Quarter Ended June 30, 2006	Quarter Ended June 30, 2005	Variance
Occupancy %	76.3%	75.7%	0.7%
Average Daily Rate (“ADR”)	$112.32	$106.52	5.4%
Revenue per Available Room (“RevPAR”)	$85.68	$80.68	6.2%

For the quarter ended June 30, 2006, the company realized a 6.2 percent increase in RevPAR, predominantly due to a 5.4 percent increase in ADR. For the three-month period, the company’s six hotels included in continuing operations generated $18.6 million of total revenue. This marks the sixth consecutive quarter over quarter increase in both RevPAR and ADR.

	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005	Variance
Occupancy %	70.6%	71.3%	(0.9)%
Average Daily Rate (“ADR”)	$110.69	$99.85	10.9%
Revenue per Available Room (“RevPAR”)	$78.18	$71.19	9.8%

For the first six months of 2006, the company generated a 10.9 percent increase in ADR more than offsetting a 0.9 percent decrease in occupancy to yield a 9.8 percent increase in RevPAR. For the six-month period ended June 30, 2006, the company’s six hotels included in continuing operations generated $34.1 million of total revenue.

Balance Sheet/Liquidity

At June 30, 2006, the company had approximately $5.9 million of available cash and cash equivalents, approximately $3.5 million of which is reserved for capital improvements and certain other expenses. During the quarter, the company refinanced its existing $23.0 million line of credit and obtained a four-year $60 million facility with an accordion feature that could increase the facility up to $75 million. The company has approximately $7.6 million outstanding on its revolving line of credit.

As previously announced, the company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders of record on the close of business Friday, September 15, 2006. The dividend will be paid on Wednesday, October 11, 2006.

Also, the company has adopted a dividend reinvestment and direct stock purchase and sale plan administered by American Stock Transfer & Trust Company to provide an additional service for its shareholders whereby shareholders have the ability to reinvest their MHI Hospitality Corporation cash dividends. As Plan Administrator, AST will purchase shares of a MHI Hospitality Corporation common stock on the open market for participating

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shareholders in lieu of the cash dividend. Additionally, shareholders and first time buyers will have the opportunity to purchase and sell shares of MHI Hospitality Corporation common stock directly through AST.

Portfolio Update

As of June 30, 2006, total assets were approximately $121.4 million, including approximately $102.4 million of net investment in hotel properties. Total mortgage debt was approximately $42.2 million, and unit holders’ equity was approximately $21.2 million with 3,907,607 units outstanding.

On June 20, 2006, the company announced it had entered into a definitive agreement to sell the Holiday Inn Downtown, in Williamsburg, VA for $4.75 million. The company has agreed to take back three promissory notes that total $4.43 million from the purchaser and will receive the remainder of the purchase price in cash. Promissory notes in the amount of $2.63 million and $1.4 million will mature on December 31, 2006 with interest-only payments due monthly bearing rates of 8.0% and 8.5%, respectively. The notes may be extended an additional seven months to August 31, 2007. The third promissory note in the amount of $0.4 million with interest-only payments due monthly at a rate of 8.0% will mature on August 31, 2007. The company has committed to substitute the third promissory note for a $0.4 million 20-year promissory note bearing interest at 8.0% with interest-only payments due monthly for the first four years and payments under a 20-year amortization schedule thereafter if the purchaser refinances the first two promissory notes. The promissory notes will be secured by a security interest in the hotel and by personal guarantees of affiliates of the purchaser. The closing is subject to customary terms and conditions.

As previously announced, the company entered into a definitive agreement during the quarter to purchase the 186-room Louisville Ramada Riverfront Inn, located in Jeffersonville, Indiana for $7.6 million, or approximately $41,000 per unit. The purchase price represents a 9 percent capitalization rate and includes an attached commercial building with two restaurants. MHI intends to extensively renovate and rebrand the asset. To facilitate the closing of the acquisition, which is expected in the late third quarter subject to customary closing conditions, MHI may access funds from either its line of credit, a “Section 1031” like-kind exchange, or a combination of the two.

Outlook and Market Trends

Management is reaffirming its 2006 guidance and expects RevPAR growth will be in the range of 5 percent to 8 percent, and FFO per share will be in the range of $0.95 to $1.05 for the year. Based on the portfolio’s strong performance in the second quarter, management continues to anticipate a solid year operationally for 2006, with modest occupancy and ADR gains and total sales exceeding $67.0 million. These projections are consistent with 2006 trend forecasts by Smith Travel Research for the market segments in which the company operates.

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Reconciliation Table:

	Low Range		High Range
	Q-3 2006	Y/E 2006	Q-3 2006	Y/E 2006
Net Operating Income	$704,000	$3,336,935	$1,088,000	$3,976,935
Depreciation	1,222,012	4,917,960	1,222,012	4,917,960
Minority Interest	396,000	1,846,155	612,000	2,206,155

FFO	$2,322,012	$10,101,050	$2,922,012	$11,101,050

FFO per share & unit	$0.22	$0.95	$0.28	$1.05

Average shares & units	10,619,605	10,616,132	10,619,605	10,616,132

Earnings Call

The company will conduct its quarterly conference call for investors and other interested parties at 10:00 AM EDT on Tuesday, August 8, 2006. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-802-2280 or 913-312-1266. To participate in the webcast, log on to http://www.mhihospitality.com or www.earnings.com 15 minutes before the call to download the necessary software.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale, and upper upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties for a total of 1,673 rooms, all of which operate under the Hilton and Intercontinental Hotels Group brands. In addition to these seven hotels, the company has a leasehold interest in the common area of a resort condominium property, Shell Island Resort, which has approximately 160 condominium suites owned by individual owners. The company is listed on the Russell Microcap™ Index, which is comprised of the smallest 1,000 securities in the small-cap Russell 2000™ Index along with the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. More information on the company may be found on its website at www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of

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1933. Although the company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2006 (unaudited)	December 31, 2005
ASSETS
Investment in hotel properties, net	$102,395,115	$101,583,250
Cash and cash equivalents	2,420,555	501,810
Restricted cash	3,464,106	4,330,981
Accounts receivable	2,634,505	2,095,193
Accounts receivable-affiliate	4,463	242,362
Prepaid expenses, inventory and other assets	2,419,960	1,917,038
Assets held for sale	4,506,364	4,451,912
Shell Island lease purchase, net	2,832,279	3,088,235
Deferred financing costs, net	683,717	175,142

TOTAL ASSETS	$121,361,064	$118,385,923

LIABILITIES
Line of credit	$7,678,232	$3,500,000
Mortgage loans	42,157,632	42,686,943
Accounts payable and accrued expenses	5,520,253	5,106,882
Dividends and distributions payable	1,801,661	1,803,973
Advance deposits	648,177	266,657

TOTAL LIABILITIES	57,805,955	53,364,455

Minority Interest in Operating Partnership	21,217,912	21,805,572

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock , par value $0.01, 49,000,000 shares authorized, 6,712,000 shares and 6,004,000 shares issued and outstanding at March 31, 2006 and December 31, 2005	67,120	67,040
Additional paid in capital	47,890,267	47,760,347
Accumulated deficit	(5,620,190)	(4,611,491)

TOTAL STOCKHOLDERS’ EQUITY	42,337,197	43,215,896

TOTAL LIABILITIES AND OWNERS’ EQUITY	$121,361,064	$118,385,923

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30, 2006 (unaudited)	Three months ended June 30, 2005 (unaudited)	Six months ended June 30, 2006 (unaudited)	Six months ended June 30, 2005 (unaudited)
Revenue
Rooms department	$12,379,692	$9,472,674	$22,804,541	$16,856,963
Food and beverage department	5,353,338	4,224,297	9,585,311	7,427,867
Other operating departments	868,059	610,782	1,738,809	1,108,110

Total revenue	18,601,089	14,307,753	34,128,661	25,392,940

EXPENSES
Hotel operating expenses
Rooms department	3,381,090	2,403,631	6,275,188	4,566,744
Food and beverage department	3,485,574	2,689,409	6,574,175	5,035,024
Other operating departments	223,168	180,385	435,759	325,764
Indirect	6,530,643	4,851,936	12,611,506	9,363,692

Total hotel operating expenses	13,620,475	10,125,361	25,896,628	19,291,224

Depreciation and amortization	1,221,820	1,057,876	2,388,255	1,840,912
Corporate general and administrative	663,970	497,017	1,454,415	965,167

Total operating expenses	15,506,265	11,680,254	29,739,298	22,097,303

NET OPERATING INCOME	3,094,824	2,627,499	4,389,363	3,295,637

Other income (expense)
Interest expense	(1,095,832)	(422,213)	(2,069,946)	(1,035,610)
Interest income	21,464	53,346	43,411	101,658

Net income before minority interest in operating partnership and income taxes	2,020,456	2,258,632	2,362,828	2,361,685

Minority interest in operating partnership	(642,125)	(784,055)	(779,204)	(809,101)
Income tax provision	(276,483)	(148,064)	(246,603)	(148,064)

Net income from continuing operations	1,101,848	1,326,513	1,337,021	1,404,520
Income (loss) from discontinued operations	25,945	62,554	(65,680)	(43,916)

Net income	$1,127,793	$1,389,067	$1,271,341	$1,360,604

Continuing operations per share
Basic	$0.16	$0.20	$0.20	$0.21
Diluted	$0.16	$0.20	$0.20	$0.21
Discontinued operations per share
Basic	$0.00	$0.01	$(0.01)	$(0.00)
Diluted	$0.00	$0.01	$(0.01)	$(0.00)
Net income per share
Basic	$0.16	$0.21	$0.19	$0.21
Diluted	$0.16	$0.21	$0.19	$0.21
Weighted average number of shares outstanding
Basic	6,705,978	6,704,000	6,704,994	6,630,519
Diluted	6,774,978	6,704,000	6,770,464	6,630,519

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Net income (loss)	$1,127,793	$1,389,067	$1,271,341	$1,360,604
Add minority interest	657,254	820,759	740,926	783,818
Add depreciation and amortization	1,291,758	999,802	2,523,095	1,951,906

FFO	$3,076,805	$3,209,629	$4,535,363	$4,096,329

Weighted average shares outstanding	6,705,978	6,704,000	6,704,994	6,630,519
Weighted average units outstanding	3,907,607	3,817,036	3,907,607	3,817,036

Weighted average shares and units	10,613,585	10,521,036	10,612,601	10,447,555
FFO per share and unit	$0.29	$0.31	$0.43	$0.39

Industry analysts and investors use funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.